Exhibit 4

Lock-up Agreement

Merus N.V.

Public Offering of Common Shares

November 4, 2019

Citigroup Global Markets Inc.

Jefferies LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

This letter (the “Lock-Up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Merus N.V., a limited liability company incorporated under the laws of the Netherlands (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Common Shares, nominal value €0.09 per share (the “Common Shares”), of the Company pursuant to a Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. (“Citigroup”) and Jefferies LLC (“Jefferies”), offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder with respect to, any Common Shares of the Company or any securities convertible into, or exercisable or exchangeable for such Common Shares, which are owned by the undersigned or may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Locked-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”).

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Locked-Up Securities, or publicly announce an intention to effect any such transaction:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii)

to any member of the immediate family of the undersigned or any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(iii)	by will or intestacy, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(iv)

to the Company upon the vesting or exercise of an option or other award granted under a stock incentive plan or stock purchase plan of the Company described in the Prospectus (as defined in the Underwriting Agreement) or the conversion or exercise of a warrant of the Company described in the Prospectus (in each case, by way of “net” exercise in accordance with their terms, and/or to cover withholding tax obligations in connection with such exercise, but for the avoidance of doubt, excluding all manners of exercise that would involve a sale to a third party of any securities, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise), provided that any such Common Shares received upon such vesting or exercise shall be subject to the terms of this Lock-Up Agreement,

(v)

to the Company, or have Common Shares withheld by the Company, solely in connection with the payment of taxes due with respect to the vesting of restricted stock granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the Prospectus,

(vi)

in connection with an exercise of an option or vesting of a restricted share unit granted under any stock incentive plan or stock purchase plan of the Company, described in the Prospectus, provided that the underlying Common Shares shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement,

(vii)	acquired in the Offering or in open market transactions after the Offering, provided that no public disclosure or filing under the Exchange Act shall be required, or made voluntarily;

(viii)

to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned or its affiliates, provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value, provided that no public disclosures or filing under the Exchange Act shall be required, or made voluntarily,

(ix)

as part of a distribution, transfer or disposition by the undersigned to its limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Exchange Act), provided that the transferee agrees to be bound in writing by the restrictions set forth herein and that any such transfer shall not involve a disposition for value, provided that no public disclosures or filing under the Exchange Act shall be required, or made voluntarily,

(x)	by operation of law, including pursuant to orders of a court or regulatory agency, a domestic order or negotiated divorce settlement,

(xi)

pursuant to any contractual arrangement described in the Prospectus in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Common Shares by the Company in connection with the termination of the undersigned’s employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such Common Shares,

(xii)

in connection with the conversion of any convertible security into, or the exercise of any option or warrant for, Common Shares in connection with the consummation of the offering contemplated by the Underwriting Agreement in a manner consistent with the description of such conversion or exercise contained in the Prospectus, provided, that any such Common Shares received shall be subject to the terms of this Lock-Up Agreement,

(xiii)

pursuant to a bona fide third-party tender offer for all outstanding shares of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this Lock-Up Agreement, and

(xiv)

sales or transfers made pursuant to any contract, instruction or plan (a “Plan”) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares entered into by the undersigned prior to the date of this Lock-Up Agreement and such Plan has been provided to Citigroup and Jefferies prior to date hereof; provided that, to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding any such sales or transfers, such announcement or filing shall include a statement to the effect that the sale or transfer was made pursuant to a trading plan established pursuant to Rule 10b5-1;

provided that, in the case of a transfer pursuant to clause (iv) or (v) above, if the undersigned is required to make a filing under the Exchange Act reporting a reduction in beneficial ownership of Common Shares during the Lock-up Period, the undersigned shall include a statement in such report to the effect that the purpose of such transfer was to cover tax obligations of the undersigned in connection with such exercise.

Furthermore, nothing in this Lock-Up Agreement shall be deemed to prevent the undersigned from establishing a Plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (a) such Plan does not provide for the transfer of Locked-Up Securities during the Lock-Up Period and (b) no filing under the Exchange Act nor any other public filing or disclosure of any such action shall be required or voluntarily made by any person during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Locked-Up Securities, except in compliance with the foregoing restrictions.

If (i) the Company, on the one hand, or Citigroup and Jefferies, on the other hand, notifies the other in writing that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement is not executed on or before November 26, 2019, or (iii) the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to the Closing Date (as defined in the Underwriting Agreement), then in each case, this Lock-Up Agreement shall automatically, and without any action on the part of any other party, terminate and be of no further force and effect, and the undersigned shall automatically be released from the obligations under this Lock-Up Agreement.

Notwithstanding any agreement between you and any other person, including without limitation, any person who may be deemed to beneficially own the Common Shares owned or held by the undersigned, to the contrary, the terms of this Lock-Up Agreement shall control.

Yours very truly,

M. Kleijwegt and R.R. Kuijten
Signature

Coöperatief LSP IV U.A.
By:	LSP IV Management B.V.
Title:	Managing Director

By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors